Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-138257

PROSPECTUS SUPPLEMENT NO. 30

DATED DECEMBER 29, 2008

(To Prospectus Dated November 17, 2006)

BIOVEST INTERNATIONAL, INC.

18,000,000 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated November 17, 2006, of Biovest International, Inc. (the “Company”) as supplemented by Supplement No. 29 thereto dated December 8, 2008, Supplement No. 28 thereto dated November 10, 2008, Supplement No. 27 thereto dated November 3, 2008, Supplement No. 26 thereto dated September 29, 2008, No. 25 thereto dated August 14, 2008, Supplement No. 24 thereto dated August 1, 2008, Supplement No. 23 thereto dated July 14, 2008, Supplement No. 22 thereto dated June 6, 2008, Supplement No. 21 thereto dated May 16, 2008, Supplement No. 20 thereto dated April 17, 2008, Supplement No. 19 thereto dated February 15, 2008, Supplement No. 18 thereto dated February 7, 2008, Supplement No. 17 thereto dated January 28, 2008, Supplement No. 16 thereto dated January 22, 2008, Supplement No. 15 thereto dated December 31, 2007, Supplement No. 14 thereto dated December 31, 2007, Supplement No. 13 thereto dated November 2, 2007, Supplement No. 12 thereto dated October 18, 2007, Supplement No. 11 thereto dated September 11, 2007, Supplement No. 10 thereto dated August 15, 2007, Supplement No. 9 thereto dated June 29, 2007, Supplement No. 8 thereto dated June 14, 2007, Supplement No. 7 thereto dated May 15, 2007, Supplement No. 6 thereto dated April 19, 2007, Supplement No. 5 thereto dated March 28, 2007, Supplement No. 4 thereto dated February 14, 2007, Supplement No. 3 thereto dated January 19, 2007, Supplement No. 2 thereto dated December 29, 2006 and Supplement No. 1 thereto dated December 14, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1 through 29 thereto. The Prospectus relates to the public sale, from time to time, of up to 18,000,000 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1 through 29.

This prospectus supplement includes the attached Form 8-Ks filed on December 23, 2008 and December 24, 2008 by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated November 17, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 29, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of December 22, 2008, Biovest International, Inc., a Delaware corporation (the “Company”), completed the closing of a debtor in possession financing transaction (the “DIP Transaction”) with Corps Real, LLC, a Illinios Limited Liability Company (the “DIP Lender”), pursuant to which the DIP Lender provided to the Company a secured line of credit in an amount of up to Three Million Dollars ($3,000,000.00) in accordance with an interim Order entered by the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Court”). The DIP Lender has committed to advance up to $1 million to the Company, with additional advances beyond the initial $1 million being subject to the DIP Lender’s discretion and further order of the Court.

The DIP Financing was memorialized by a Secured Promissory Note (the “DIP Note”) and Security Agreement in the form attached hereto as Exhibits 10.1 and 10.2 respectively. The following describes certain material terms of the DIP Transaction:

The DIP Transaction is comprised of a revolving credit facility (the “Facility”) having the following terms:

(a)	Principal Amount- Up to $3,000,000.

(b)	Priority and Security- The Facility is a secured super-priority loan to a Debtor-in-Possession. Prior to closing, an Order, satisfactory to Lender, will be entered in the Company’s Chapter 11 Proceeding establishing the Facility as a loan secured by all assets of the Company that is senior to all prior and existing liens of Biovest (the “Interim Order”).

(c)	Advances under the Facility- Fixed advances under the Facility (“Advances”) shall be as follows: (i) $500,000 to be paid upon the entry of the Initial Order of the Court; (ii) $250,000 to be advanced on December 31, 2008 unless the Company, with the consent of its senior secured lender, requests that a portion of advance scheduled for December 31, 2008 be delayed to a later date; (iii) $250,000 on January 31, 2009 unless the Company, with the consent of its senior secured lender, requests that a portion of the advance scheduled for January 31, 2009 be delayed to a later date. For all amounts in excess of the initial $1,000,000, Lender and the Company shall within 30 days of the entry of the Initial Order agree on a list of “milestone” events to be achieved by the Company through use of these Advances, and the Company shall be required to make a written request(s) detailing the amount and use and Lender shall in its reasonable discretion approve or reject the written request based upon whether the Company demonstrates reasonable progress in achieving the agreed milestones.

(d)	Term- All loans outstanding under the Facility (the “Loans”) shall become due and payable on the earlier of: (i) December 31, 2010; (ii) dismissal of the Chapter 11 Proceeding; (iii) conversion of the Chapter 11 Proceeding to a Chapter 7 Proceeding; or (iv) confirmation of the Company’s Plan of Reorganization.

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(e)	Interest- Loans will bear interest at 16% per annum computed on a daily basis based on the amounts outstanding. Interest shall be paid as follows: (i) 10% interest shall be paid monthly and (ii) 6% interest shall accrue and be paid at maturity.

(f)	Points- At the Closing, the Company shall pay in cash 4% of the initial $1,000,000 of the Facility (i.e., $40,000). At the time that the Company borrows in excess of $1,000,000, the Company shall pay in cash 4% of the second $1,000,000 of the Facility (i.e., $40,000). At the time that the Company borrows in excess of $2,000,000, the Company shall pay in cash 4% of the third $1,000,000 of the Facility (i.e., $40,000).

(g)	Expenses- The Company is responsible for payment of $25,000 in costs at the Closing.

(h)	Prepayment- Loans may be prepaid at any time in an amount of $50,000 or multiples of $50,000 in excess thereof, provided, however, that the Company’s senior secured lender provides its consent to each prepayment via written notification to the Company and Lender.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K may include statements about our product development programs, clinical trials for our BiovaxID® product and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: December 23, 2008

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Secured Promissory Note between Corps Real, LLC and Biovest International, Inc. dated December 22, 2008

10.2	Security Agreement between Corps Real, LLC and Biovest International, Inc. dated December 22, 2008

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Exhibit 10.1

SECURED PROMISSORY NOTE

$3,000,000	December 22, 2008
Tampa, Florida

FOR VALUE RECEIVED, the undersigned, BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), with a mailing address of 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, hereby promises to pay to the order of CORPS REAL, LLC, an Illinois limited liability company (the “Lender”), with a mailing address of 1602 W. Kimmel Street, Marion, Illinois 62929, the maximum principal amount of up to Three Million and No/100 Dollars ($3,000,000), together with interest on the unpaid Principal Amount (as defined below) outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to the Lender by the Borrower hereunder.

On November 10, 2008, Accentia Biopharmaceuticals, Inc. and its subsidiaries, including the Borrower, filed their Voluntary Petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). This Secured Promissory Note (hereinafter, the “Note”) is being executed pursuant to the terms of that certain Interim Order Granting Debtor’s Emergency Motion for Authority to Obtain Postpetition Financing and Grant Senior Liens, Superpriority Administrative Expense Status and Adequate Protection Pursuant to 11 U.S.C. §§ 364(c) and (d) and F.R.B.P. 4001 dated December 22, 2008 [Doc. No. 119] (the “Interim Order”), entered by the Bankruptcy Court in In re: Accentia Biopharmaceuticals, Inc., et al., Case No. 8:08-bk-17795-KRM (the “Chapter 11 Case”). The Interim Order granted the Debtor’s Emergency Motion for Authority to Obtain Postpetition Financing and Grant Senior Liens, Superpriority Administrative Expense Status and Adequate Protection Pursuant to 11 U.S.C. §§ 364(c) and (d) and F.R.B.P. 4001 dated December 4, 2008 [Doc. No. 86] (the “Financing Motion”). Upon the execution of this Note, the principal amount available to be borrowed under this Note shall be up to $750,000 subject to being increased to $3,000,000 (as the context requires, the “Principal Amount”) upon the entry of, and in accordance with, a final order of the Bankruptcy Court granting the Financing Motion (the “Final Order”).

The following terms shall apply to this Note:

1. Security and Priority. As security for payment of the Obligations (as defined below) under this Note, the Borrower and the Lender have entered into that certain Security Agreement of even date herewith (the “Security Agreement”). The Security Agreement and the Note are sometimes hereinafter referred to as the “Loan Documents.” The Borrower and the Lender have agreed that all Obligations under this Note will be secured by all of the Collateral (as that term is defined in the Security Agreement) of the Borrower pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, and the liens and security interests granted to the Lender will be senior to all prepetition and postpetition liens of all parties in the Collateral, all in accordance with the terms of the Interim Order and the Final Order as applicable.

2. Interest Rate. Interest shall accrue and be payable on the outstanding Principal Amount at a fixed rate of interest equal to sixteen percent (16.0%) per annum. Interest shall be calculated on the basis of a year of 360 days applied to the actual days on which there exists an unpaid balance under this Note. Interest shall be paid by the Borrower as follows: (i) interest in the amount of ten percent (10%) shall be paid monthly, and (ii) interest in the amount of six percent (6%) shall be accrued and be paid at maturity of this Note.

3. Advances under this Note. This Note will be a revolving credit note. Fixed advances under this Note (the “Advances”) will be as follows: (i) $500,000 to be advanced upon the entry of the Interim Order, (ii) $250,000 to be advanced on December 31, 2008 unless the Borrower, with the consent of Laurus Master Fund, Ltd. and its successors and assigns, including Valens U.S. SPV I, LLC, Valens Offshore SPV II, Corp. and PSource Structured Debt Limited (collectively, “Valens”), requests that a portion of the Advance scheduled for December 31, 2008 be delayed to a later date, and (iii) $250,000 to be advanced on January 31, 2009 unless the Borrower, with the consent of Valens, requests that a portion of the Advance scheduled for January 31, 2009 be delayed to a later date. In the event that the Borrower requests that any portion of the December 31, 2008 or the January 31, 2009 Advances be deferred to a later date, the deferred portion of such Advances will remain an irrevocable obligation of the Lender during the term of this Note and will subsequently be advanced by the Lender in good funds to the Borrower within two (2) business days of the Borrower’s written request. For all Advances in excess of the initial $1,000,000 advanced, the Lender and the Borrower shall, within thirty (30) days of the entry of the Interim Order, agree on a list of “milestone” events to be achieved by the Borrower through the use of these Advances, and the Borrower shall be required to make a written request(s) detailing the amount and use and the Lender shall, in its reasonable discretion, approve or reject the written request based upon whether the Borrower demonstrates reasonable progress in achieving the agreed milestones. If approved, the Advance shall be funded into the Borrower’s account within five (5) days of the written request. Notwithstanding the foregoing, if the BiovaxID vaccine is approved or if the Borrower has reasonable assurance that BiovaxID is likely to be approved (including, but not limited to, the United States Food and Drug Administration indicates that it will allow the Borrower to submit an application for approval based on accelerated or conditional approval) for commercial sale in the United States, EMEA countries, Japan, Australia, Switzerland or Russia, the Lender shall advance additional amounts up to an aggregate of $1,000,000 with loans based on monthly written request.

4. Term; Maturity Date. For purposes of this Note and the Security Agreement, the “Maturity Date” shall be the earlier of (i) December 31, 2010, (ii) dismissal of the Borrower’s Chapter 11 case currently pending in the Bankruptcy Court, (iii) conversion of the Borrower’s Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code, or (iv) the effective date of the Borrower’s plan of reorganization. For the avoidance of doubt, this Note is a balloon promissory note that requires that all indebtedness be paid in full on the Maturity Date.

5. Closing Costs and Expenses. Upon the execution of this Note and funding of the first Advance by the Lender (the “Closing”), the Borrower shall pay to the Lender, in cash, an amount equal to four percent (4%) of the initial $1,000,000 of the Principal Amount (i.e., $40,000). At the time that the Borrower borrows in excess of $1,000,000, the Borrower shall pay to the Lender, in cash, an amount equal to four percent (4%) of the second $1,000,000 of the Principal Amount (i.e., $40,000). At the time that the Borrower borrows in excess of $2,000,000, the Borrower shall pay to the Lender, in cash, an amount equal to four percent (4%) of the third $1,000,000 of the Principal Amount (i.e., $40,000). The Borrower agrees to pay $25,000 to the Lender for its costs as provided in the Interim Order and the Final Order, as applicable, or as otherwise agreed to by Valens and the Committee.

6. Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Florida are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

7. Manner and Application of Payments. All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by the Lender. Each payment shall be applied first, to the payment of any and all costs, fees and expenses incurred by or payable to the Lender in connection with the collection or enforcement of this Note; second, to the payment of all accrued and unpaid interest hereunder; and third, to the payment of the unpaid Principal Amount, or in any other manner which the Lender may, in its sole discretion, elect from time to time.

8. Prepayment. Advances under this Note may be prepaid at any time without penalty in the amount of $50,000 or multiples of $50,000 in excess thereof, provided that Valens provides its consent to each prepayment via written notice to the Borrower and the Lender.

9. Obligations. The term “Obligations” shall mean the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to the Lender by the Borrower of any nature whatsoever under this Note, including all present and future indebtedness and liabilities of the Borrower to the Lender for the payment of money extending to the Principal Amount and all interest, fees, late charges, expense payments, liquidation costs, and expenses provided in this Note, whether similar or dissimilar, related or unrelated, matured or unmatured, direct or indirect, contingent or noncontingent, primary or secondary, alone or jointly with others, now due or to become due, now existing or hereafter created, and whether or not now contemplated. If more than one Obligation is outstanding, each payment may be applied to such of the Obligations as the Lender shall determine in its sole discretion.

10. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

(a)	the failure of the Borrower to pay any sum due under this Note when due, whether by demand or otherwise, and such sum remains unpaid for five (5) days after the due date; and

(b)	any other Event of Default described in the Interim Order or the Final Order as applicable.

11. Rights and Remedies Upon Default. Upon the occurrence of an Event of Default hereunder, and subject to the provisions of the Interim Order and the Final Order as applicable, the Lender, in the Lender’s sole discretion and with prior written notice to the Borrower, Valens and the Committee, may: (a) declare the entire outstanding Principal Amount, together with all accrued interest and all other sums due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without protest, presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, or credits of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, the Lender or any affiliate of the Lender in any capacity whatsoever; and (c) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

12. Remedies Cumulative. Each right, power and remedy of the Lender hereunder, under the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. No failure or delay by the Lender to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver thereof or preclude the Lender from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, the Lender shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

13. Collection Expenses. The Borrower shall pay any and all issue taxes, documentary stamp taxes, and other taxes that may be payable in respect of the issuance or delivery of this Note. If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Lender upon demand all costs and expenses, including, without limitation, all attorneys’ fees and court costs incurred by the Lender in connection with the enforcement or collection of this Note (whether or not any action has been commenced by the Lender to enforce or collect this Note). The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the rate of interest provided herein, from the date of payment by the Lender until repaid in full.

14. Maximum Rate of Interest. Notwithstanding any provision of this Note or the Loan Documents to the contrary, the Borrower shall not be obligated to pay interest pursuant to this Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Note or the laws of the United States applicable to loans in such state. If any provisions of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding pursuant to this Note. The Borrower acknowledges that it has been contemplated at all times by the Borrower that the laws of the State of Florida will govern the maximum rate of interest that it is permissible for the Lender to charge the Borrower pursuant to this Note.

15. Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of choice or conflict of law thereunder. Whenever possible, each provision of this Note shall be interpreted to be effective and valid under applicable law. If any provision of this Note is prohibited by or invalid under applicable law, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the other remaining provisions of this Note.

16. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the addresses set forth in the first paragraph of this Note. To the extent that any notice is required hereunder, such notice shall also simultaneously be provided to counsel for Valens and counsel for the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case (the “Committee”) at the addresses set forth in the Interim Order and the Final Order. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

17. Jurisdiction. The Borrower agrees that the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Note or to any matter arising therefrom.

18. Miscellaneous. The section headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Note constitutes the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations or agreements, oral or written, with respect thereto. No modification, release or waiver of this Note shall be deemed to be made by the Lender unless in writing signed by the Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved. This Note shall inure to the benefit of and be enforceable by the Lender and shall be binding upon and enforceable against the Borrower and the Borrower’s personal representatives, successors, heirs and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

19. No Assignment. This Note and the Loan Documents may not be assigned by the Lender without the prior written consent of Valens and the Committee or, absent such consent, an order of the Bankruptcy Court.

20. Interim Order and Final Order. This Note and the Loan Documents are executed pursuant to the terms of the Interim Order and, if applicable, the Final Order. Notwithstanding anything herein or in the Loan Documents to the contrary, this Note and the Loan Documents shall be governed by and construed in accordance with the Interim Order and the Final Order, if applicable. Moreover, to the extent there is any conflict or inconsistency between the terms of this Note and/or the Loan Documents and the terms of the Interim Order or the Final Order, then the terms of the Interim Order or the Final Order as applicable shall control.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first hereinabove set forth.

BIOVEST INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and is entered into as of the 22nd day of December 2008, by BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), in favor of CORPS REAL, LLC, an Illinois limited liability company (the “Secured Party”).

Recitals

WHEREAS, on November 10, 2008 (the “Petition Date”), Accentia Biopharmaceuticals, Inc. and its subsidiaries, including the Borrower (collectively, the “Debtors”), filed their Voluntary Petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”);

WHEREAS, since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, Borrower requires post-petition financing to fund its business operations and, therefore, such financing is essential to Borrower’s bankruptcy estate;

WHEREAS, the financing is being provided in good faith and has been negotiated at arm’s length;

WHEREAS, Borrower has filed with the Bankruptcy Court its Emergency Motion for Authority to Obtain Postpetition Financing and Grant Senior Liens, Superpriority Administrative Expense Status and Adequate Protection Pursuant to 11 U.S.C. §§ 364(c) and (d) and F.R.B.P. 4001 dated December 4, 2008 [Doc. No. 86] (the “Financing Motion”);

WHEREAS, the Bankruptcy Court has entered its Interim Order Granting Debtor’s Emergency Motion for Authority to Obtain Postpetition Financing and Grant Senior Liens, Superpriority Administrative Expense Status and Adequate Protection Pursuant to 11 U.S.C. §§ 364(c) and (d) and F.R.B.P. 4001 dated December 22, 2008 [Doc. No. 119] (the “Interim Order”), pursuant to which, among other things, the Bankruptcy Court has granted the Financing Motion, on an interim basis, and authorized Borrower to borrow on a secured basis from the Secured Party the principal amount of $750,000 subject to being increased to $3,000,000 upon the entry of a final order of the Bankruptcy Court granting the Financing Motion (the “Final Order”);

WHEREAS, pursuant to that certain Secured Promissory Note of even date herewith made by Borrower for the benefit of Secured Party (the “Note”), Secured Party has agreed to advance to Borrower, on a revolving basis, funds in the maximum principal amount of up to $3,000,000 (the “DIP Facility”) in accordance with the Interim Order and the Final Order as applicable; and

WHEREAS, in order to more fully secure Borrower’s obligations under the Note, Borrower has agreed to grant to Secured Party a lien on and security interest in all property of Borrower pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, in accordance with the Interim Order and the Final Order as applicable, which liens and security interests shall be senior to all prepetition and postpetition liens on property of Borrower.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

Section 1. Security Interest. Borrower hereby grants to Secured Party a security interest (the “Security Interest”) in the items of collateral described on Exhibit A hereto and in all attachments, additions, replacements, substitutions, and accessions and in all proceeds thereof in any form now existing, after acquired and hereafter arising (the “Collateral”).

Section 2. Indebtedness Secured. This Agreement and the Security Interest created by it secures payment of the DIP Facility owing by Borrower to Secured Party, and whether the DIP Facility is, from time to time, reduced and thereafter increased or entirely extinguished and thereafter reincurred (the “Indebtedness”). The Indebtedness includes any credit extended, sums advanced, and any expenses incurred by Secured Party and specifically includes the DIP Facility of Borrower to Secured Party evidenced by the Note.

Section 3. Covenants and Warranties. Borrower hereby covenants and warrants that, at the execution hereof and at all times throughout the duration hereof:

(a) Borrower will join with Secured Party to file, wherever Secured Party deems appropriate, financing statements in the form and content required by Secured Party, describing the Collateral in the same manner as it is described herein and Borrower will pay all costs of such filing. From time to time at the request of Secured Party, Borrower shall execute one or more financing statements and such other documents and do such other acts and things, all as Secured Party may reasonably request, regarding the Security Interest in the Collateral.

(b) Secured Party may examine and inspect the Collateral at any time, wherever located.

Section 4. Event of Default. Borrower shall be in default under this Agreement and the Note upon the occurrence of any Event of Default, as defined in the Interim Order.

Section 5. Secured Party’s Rights and Remedies. Upon the occurrence of any Event of Default or at any time thereafter, and subject to the provisions of the Interim Order and the Final Order as applicable:

(a) Secured Party may, at its option, declare all of the Indebtedness secured by this Agreement (notwithstanding any provisions of any agreement with respect to the Indebtedness to the contrary) immediately due and payable without demand or notice of any kind, and the Indebtedness thereupon shall become due and payable immediately without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory notes or other writings evidencing the Indebtedness secured).

(b) Secured Party and its agents are authorized to enter into and enter onto any premises where the Collateral may be located for the purpose of taking possession of the Collateral and any records thereof and Secured Party may, at its option, demand Borrower at Borrower’s expense to assemble the Collateral and make the Collateral available to Secured Party at a convenient place acceptable to Secured Party and, after notice to the Borrower as hereinafter provided, and other reasonable notice to secured parties of record, Secured Party may sell or otherwise dispose of the Collateral at public or private sale, without further notice or advertisement, at which sale Secured Party may become the purchaser.

(c) Secured Party may demand that Borrower shall upon receipt by Borrower of any proceeds covered hereby or of any check, draft, or other instrument representing the proceeds, forthwith and without further notice or demand deliver the same to Secured Party in the form in which the said items are received, endorsed by Borrower for payment to Secured Party.

(d) Secured Party may by written notice deem Borrower to have transferred the Collateral to Secured Party and to have constituted and appointed Secured Party its true and lawful attorney-in-fact with full and irrevocable power and authority in the name, place and stead of Borrower, from time to time, in Secured Party’s discretion to demand, collect, receive and give receipts for any and all monies due on the Collateral or due otherwise under or with respect to any of the Collateral and to endorse any checks or other instruments or orders and to file any claims and take any other action or proceeding deemed by Secured Party appropriate for the purpose of collecting any and all such monies whenever they may become payable. Secured Party may reasonably require Borrower to assist Secured Party in any and all such collections.

(e) Secured Party shall have and may exercise, from time to time, any and all rights and remedies of a secured party under the Uniform Commercial Code of Florida and any and all rights and remedies available to a secured party under any other applicable law.

(f) Any notice of sale, disposition, or other intended action by Secured Party, mailed to Borrower at its business offices in Tampa, Florida or at any other address to which Borrower has requested in writing that notices be sent, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower.

(g) In the event of a sale or other disposition of the Collateral or the receipt of any proceeds of the Collateral by Secured Party, after all of the Indebtedness with appropriate interest and all costs and expenses of Secured Party with respect to the possession and sale of the Collateral have been paid in full as appropriate, the surplus, if any, shall be paid to Borrower by Secured Party, and any Collateral remaining shall be transferred and reassigned to Borrower by Secured Party; and in the event of a deficiency, there shall be due from Borrower and Borrower shall immediately pay to Secured Party the difference between the amounts received by Secured Party and the remaining sum secured hereby, plus all costs and expenses of Secured Party in repossessing, transporting, repairing, storing, selling or otherwise handling the Collateral pursuant to such sale or other disposition.

(h) All remedies hereunder shall be cumulative and not alternative. Borrower shall pay promptly the costs and expenses of Secured Party of collection of any and all Indebtedness, enforcement of rights under this Agreement, including reasonable attorneys’ fees, and those costs, expenses, and attorneys’ fees incurred in appellate proceedings and expenses and attorneys’ fees on any actions otherwise with respect to the Collateral.

Section 6. Rights and Remedies of Borrower. Subject to the provisions of the Interim Order and the Final Order as applicable, Borrower shall have the rights and remedies provided in this Agreement and Borrower specifically waives and releases all rights provided in Article 9 of the Uniform Commercial Code in force in the State of Florida on the date of this Agreement.

Section 7. Miscellaneous.

(a) Borrower authorizes Secured Party at Borrower’s expense to file any financing statement or statements relating to the Collateral (without Borrower’s signature thereon) which Secured Party deems appropriate, and Borrower appoints Secured Party as Borrower’s attorney-in-fact to execute any such financing statement or statements in Borrower’s name and to perform all other acts which Secured Party deems appropriate to perfect and to continue perfection of the Security Interest.

(b) Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party may set off against the Indebtedness all monies then owed to the Borrower by Secured Party in any capacity whether due or not and Secured Party shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

(c) Upon Borrower’s failure to perform any of its duties hereunder, Secured Party may but it shall not be obligated to perform any of such duties and Borrower shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in so doing.

(d) No delay or omission by Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of any other right or remedy. Secured Party may cure any default by Borrower in any reasonable manner without waiving the default so cured and without waiving any other prior or subsequent default by Borrower.

(e) Secured Party shall have no obligation to take and Borrower shall have the sole responsibility for taking any steps to preserve rights against all prior parties. Borrower waives presentment for payment, notice of protest, notice of nonpayment, notice of dishonor and protest of any instrument at any time held by Secured Party on which Borrower is in any way liable and, if waivable, waives notice of any other action taken by Secured Party.

(f) The singular pronoun shall include the plural, and the neuter shall include the masculine and feminine.

(g) This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Borrower and Secured Party.

(h) This Agreement is a continuing agreement and shall survive any closing and shall remain in force until Secured Party shall provide written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extension or renewals of that Indebtedness (whether made before or after receipt of the notice) together with all interest thereon both before and after the notice, shall be paid in full.

Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois, without reference to principles of choice or conflict of law thereunder. Whenever possible, each provision of this Agreement shall be interpreted to be effective and valid under applicable law. If any provision of this Agreement is prohibited by or invalid under applicable law, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the other remaining provisions of this Agreement.

Section 9. Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing and given in accordance with the notice provisions of the Note.

Section 10. Jurisdiction. The parties hereby agree that the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement or to any matter arising therefrom. The parties hereto expressly submit and consent in advance to such jurisdiction and venue.

Section 11. Interim Order and Final Order. This Agreement is executed pursuant to the terms of the Interim Order and the liens and security interests in the Collateral granted herein to Secured Party shall have the priority as set forth in the Interim Order and the Final Order as applicable. To the extent there is any conflict or inconsistency between this Agreement and the Interim Order or the Final Order, the Interim Order or the Final Order as applicable shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above-written.

BORROWER:

BIOVEST INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

SECURED PARTY:

CORPS REAL, LLC, an Illinois limited liability company

By:	/s/ Ronald E. Osman
Name:	Ronald E. Osman
Title:	Manager

Exhibit A

Description of the Collateral

The term “Collateral” shall include all of the property and assets of BIOVEST INTERNATIONAL, INC. and its bankruptcy estate of every kind or type whatsoever, tangible, intangible, real, personal and mixed, whether now owned or existing or hereafter acquired or arising and regardless of where located, and including, without limitation, all property of the bankruptcy estate of Borrower within the meaning of Section 541 of the Bankruptcy Code, and all proceeds, rents and products of all of the foregoing and all distributions thereon; provided, however, that the term “Collateral” shall specifically not include (i) any and all claims, causes of action or rights arising under Chapter 5 of the Bankruptcy Code, including Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, and all proceeds or recoveries therefrom, and (ii) any and all claims or causes of action that exist or may exist, including under Section 541 of the Bankruptcy Code, in favor of Borrower or Borrower’s bankruptcy estate against the Secured Party, any principal or representative of the Secured Party or any person with an interest in the Secured Party.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 7.01.	Regulation FD Disclosure.

On December 24, 2008, the Company and certain of its affiliates (collectively, the “Debtors”) filed their unaudited combined monthly operating report for the period November 10, 2008 through November 30, 2008 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). Exhibit 99-1 to this Current Report on Form 8-K contains the unaudited Monthly Operating Report as filed with the Bankruptcy Court.

The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). The financial information contained in the Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the Monthly Operating Report. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K may include statements about our product development programs, clinical trials for our BiovaxID® product and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Limitation on Incorporation by Reference

The Monthly Operating Report is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission (“SEC”) shall not incorporate the Monthly Operating Report or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: December 24, 2008

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Monthly Operating Report of Biovest International, Inc. for the period November 10, 2008 through November 30, 2008 filed in the United States Bankruptcy Court Middle District of Florida Case No. 8:08-bk-17796-KRM Document No. 24

4

Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

TAMPA DIVISION

In re:

BIOVEST INTERNATIONAL, INC.	Case No. 8:08-bk-17796-KRM

Debtor.

                                         /

DEBTOR’S MONTHLY FINANCIAL REPORT FOR THE

PERIOD OF NOVEMBER 10, 2008 THROUGH NOVEMBER 30, 2008

Comes now the above-named Debtor and files its Periodic Financial Reports in accordance with the Guidelines established by the United States Trustee and FRBP 2015.

/s/ Charles A. Postler

Charles A. Postler

Florida Bar No. 455318

Stichter Riedel Blain & Prosser, P.A.

110 East Madison Street, Suite 200

Tampa, Florida 33602

(813) 229-0144 – Phone

(813) 229-1811 – Fax

cpostler.ecf@srbp.com

Attorneys for Debtor

MOR-1

SCHEDULE OF RECEIPTS AND DISBURSEMENTS

FOR THE PERIOD BEGINNING: November 10, 2008 AND ENDING November 30, 2008

Name of Debtor:	Biovest International, Inc.	Case Number: 8:08-bk-17796-KRM

Date of Petition:	November 10, 2008

	CURRENT MONTH	CUMULATIVE PETITION TO DATE
1. FUNDS AT BEGINNING OF PERIOD	73,533.31	73,533.31
2. RECEIPTS:
A. Cash Sales	—	—
B. Accounts Receivable	219,218.40	219,218.40
C. Other Receipts (See MOR-3)	364.42	364.42
D. Transfers between Biovest accounts	140,530.26	140,530.26
3. TOTAL RECEIPTS (Lines 2A+2B+2C)	360,113.08	360,113.08
4. TOTAL FUNDS AVAILABLE FOR OPERATIONS (1+3)	433,464.39	433,646.39
5. DISBURSEMENTS
A. Advertising	—	—
B. Bank Charges	3,072.75	3,072.75
C. Contract Labor	—	—
D. Fixed Asset Payments (not incl in N)	—	—
E. Insurance	15,122.57	15,122.57
F. Inventory Payments (See Attach. 2)	32,061.79	32,061.79
G. Leases	—	—
H. Manufacturing Supplies	—	—
I. Office Supplies	—	—
J. Payroll – Net (see Attachment 4B)	56,187.20	56,187.20
K. Professional Fees (Accounting/Legal)	—	—
L. Rent	—	—
M. Repairs and Maintenance	—	—
N. Secured Creditor Payments (Attach. 2)	—	—
O. Taxes Paid – Payroll (Attach. 4C)	28,443.27	28,443.27
P. Taxes Paid – Sales and Use (Attach. 4C)	—	—
Q. Taxes Paid – Other (Attach. 4C)	1,650.00	1,650.00
R. Telephone	—	—
S. Travel and Entertainment	—	—
Y. U.S. Trustee Quarterly Fees	—	—
U. Utilities	785.46	785.46
V. Vehicle Expenses	—	—
W. Other Operating Expenses (See MOR-3)	4,659.63	4,659.63
X. Transfers between Biovest accounts	140,530.26	140,530.26
TOTAL DISBURSEMENTS (Sum of 5A thru W)	327,512.93	327,512.93
ENDING BALANCE (Line 4 Minus Line 6)(c)	106,133.46	106,133.46

I declare under penalty of perjury that this statement and the accompanying documents and reports are true and correct to the best of my knowledge and belief.

This 24th day of December, 2008	/s/ Alan M. Pearce
(Signature)

MOR-2

(a)	This number is carried forward from last month’s report. For the first report only, this number will be the balance as of the petition date.
(b)	This figure will not change from month to month. It is always the amount of funds on hand as of the date of the petition.
(c)	These two amounts will always be the same if form is completed correctly.

MOR-3

MONTHLY SCHEDULE OF RECEIPTS AND DISBURSEMENTS (cont’d)

Detail of Other Receipts and Other Disbursements

OTHER RECEIPTS:

Describe Each Item of Other Receipt and List Amount of Receipt. Write totals on Page MOR-2, Line 2C.

Description	Current Month	Petition to Date
Transfer in funds from 100% owned subsidiary company (Biolender II)	$364.42	$364.42

TOTAL OTHER RECEIPTS

“Other Receipts” includes Loans from Insiders and other sources (i.e. Officer/Owner, related parties directors, related corporations, etc.). Please describe below:

Loan Amount	Source of Funds	Purpose	Repayment Schedule

OTHER DISBURSEMENTS:

Describe Each Item of Other Disbursement and List Amount of Disbursement. Write totals on Page MOR-2, Line 5W.

Description	Current Month	Cumulative Petition to Date
UPS Shipping costs for customer orders	$459.63	$459.63
RR Donnelly Fees to edgarize SEC reports	1,500.00	1,500.00
Loan to 100% owned subsidiary (AutovaxID, Inc.)	2,700.00	2,700.00
Deposited Item returned (transfer between accts)	45,000.00	45,000,00
TOTAL OTHER DISBURSEMENTS	$49,659.63	$49,659.63

NOTE: Attach a current Balance Sheet and Income (Profit & Loss) Statement.

MOR-4

ATTACHMENT 1

MONTHLY ACCOUNTS RECEIVABLE RECONCILIATION AND AGING

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796-KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

ACCOUNTS RECEIVABLE AT PETITION DATE: $264,399.44

ACCOUNTS RECEIVABLE RECONCILIATION

(Include all accounts receivable, pre-petition and post-petition, including charge card sales which have not been received):

Beginning of Month Balance(a)	$385,326.83
PLUS: Current Month New Billings	$117,914.98
MINUS: Collection During the Month(b)	$(219,218.40)
PLUS/MINUS: Adjustments or Write-offs*	$—
End of Month Balance(c)	$284,023.41

*	For any adjustments or Write-offs provide explanation and supporting documentation, if applicable:

POST PETITION ACCOUNTS RECEIVABLE AGING

(Show the total for each aging category for all accounts receivable)

0-30 Days	31-60 Days	61-90 Days	Over 90 Days	Total(c)
$136,000.73	$141,188.46	$6,834.22	—	$284,023.41

For any receivables in the “Over 90 Days” category, please provide the following:

Receivable Customer	Date	Status (Collection efforts taken, estimate of collectability, write-off, disputed account, etc.)

(a)	This number is carried forward from last month’s report. For the first report only, this number will be the balance as of the petition date.
(b)	This must equal the number reported in the “Current Month” column of Schedule of Receipts and Disbursements (Page MOR-2, Line 2B).
(c)	These two amounts must equal.

MOR-5

ATTACHMENT 2

MONTHLY ACCOUNTS PAYABLE AND SECURED PAYMENTS REPORT

In the space below list all invoices or bills incurred and not paid since the filing of the petition. Do not include amounts owed prior to filing the petition. In the alternative, a computer generated list of payables may be attached provided all information requested below is included.

POST-PETITION ACCOUNTS PAYABLE

Date Incurred	Date Outstanding	Vendor	Description	Amount
11/15/08	12/15/08	Alltemp Storage & Distribution	Monthly Billing for Storage Shed	$257.50
11/13/08	12/13/08	Ameripride Linen	Linens services	122.40
11/19/08	11/19/08	Baxter Healthcare	Inventory/Supplies	912.00
11/12/08	12/12/08	Bionique	Inventory/Supplies	270.00
11/17/08	11/17/08	Centerpoint Energy	Electric utility	1,487.60
11/26/08	11/26/08	David Moser	Employee expense Reimbursement	192.58
11/13/08	11/13/08	Durex Industries	Inventory/Supplies	436.83
11/27/08	11/27/08	Dynamex	Inventory/Supplies	43.16
11/18/08	12/18/08	G&K Services	Inventory/Supplies	37.44
11/30/08	12/30/08	GSG Lawn & Snow Service	Facility Maintenance	375.00
11/20/08	12/20/08	Lab Support	Laboratory Testing Services	2,418.00
11/11/08	11/11/08	Lee Doroshwalther	Employee Expense reimbursement	29.30
11/26/08	12/26/08	Minnesota Shredding	Paper Shredding and Disposal	33.60
11/30/08	12/30/08	Oxygen Service Co.	Oxygen tank supplier	45.48
11/30/08	12/30/08	Pro Courier Inc	Courier services	75.22
11/21/08	12/21/08	Sam Duffey	Employee Expense Reimbursement	1,009.14
11/15/08	12/15/08	Toll Gas & Welding Supply	Gas Cylinder Rental	571.35
11/10/08	12/10/08	Walters	Refuse and Recycling	518.41
11/11/08	12/11/08	XO Communications Inc	Telephone/T1 Lines	524.91
			TOTAL AMOUNT(b)	$9,359.92

☐ Check here if pre-petition debts have been paid. Attach an explanation and copies of supporting documentation.

ACCOUNTS PAYABLE RECONCILIATION (Post Petition Unsecured Debt Only)

Opening Balance(a)	$—
PLUS: New Indebtedness Incurred This Month	$53,589.05
MINUS: Amount Paid on Post Petition, Accounts Payable This Month	44,229.13
PLUS/MINUS: Adjustments*	—
Ending Month Balance(c)	$9,359.92

*	For any adjustments provide explanation and supporting documentation, if applicable.

SECURED PAYMENTS REPORT

List the status of Payments to Secured Creditors and Lessors (Post Petition Only). If you have entered into a modification agreement with a secured creditor/lessor, consult with your attorney and the United States Trustee Program prior to completing this section).

MOR-6

Secured Creditor/Lessor	Date Payment Due This Month	Amount Paid This Month	Number of Post Petition Payments Delinquent	Total Amount of Post Petition Payments Delinquent
N/A
Total(d)

(a)	This number is carried forward from last month’s report. For the first report only, this number will be zero.
(b,c)	The total of line (b) must equal line (c).
(d)	This number is reported in the “Current Month” column of Schedule of Receipts and Disbursements (Page MOR-2, Line 5N).

MOR-7

ATTACHMENT 3

INVENTORY AND FIXED ASSETS REPORT

INVENTORY REPORT

INVENTORY BALANCE AT PETITION DATE:	$568,709.68
INVENTORY RECONCILIATION:
Inventory Balance at Beginning of Month(a)	568,709.68
PLUS: Inventory Purchased During Month	32,061.79

MINUS: Inventory Used or Sold	(38,240.45)
PLUS/MINUS: Adjustments or Write-downs*	(7,715.79)
Inventory on Hand at End of Month	$554,815.23

METHOD OF COSTING INVENTORY: First In First Out (FIFO) at standard cost

*	For any adjustments or write-downs provide explanation and supporting documentation, if applicable.

Transfer of finished goods to 100% owned subsidiary company (AutovaxID, Inc.) for later shipment to customer.

INVENTORY AGING

Less than 6 months old	6 months to 2 years old	Greater than 2 years old	Considered Obsolete		Total
55%	40%	5%	0%	=	100	%*

*	Aging Percentages must equal 100%.

☐	Check here if inventory contains perishable items.

Description of Obsolete Inventory:

FIXED ASSET REPORT

FIXED ASSETS FAIR MARKET VALUE AT PETITION DATE(b): $160,000.00

(Includes Property, Plant and Equipment)

BRIEF DESCRIPTION (First Report Only): Laboratory Equipment, tooling, furniture and fixtures at manufacturing facility in Minneapolis, MN

FIXED ASSETS RECONCILIATION:

Fixed Asset Book Value at Beginning of Month(a) (b)	$130,094.21
MINUS: Depreciation Expense	(16,000.00)
PLUS: New Purchases	—
PLUS/MINUS: Adjustments or Write-downs*	34,884.00
Ending Monthly Balance	148,978.21

*	For any adjustments or write-downs, provide explanation and supporting documentation, if applicable.

MOR-8

BRIEF DESCRIPTION OF FIXED ASSETS PURCHASED OR DISPOSED OF DURING THE REPORTING PERIOD: Adjustment of $34,884 refers to the transfer of certain tooling and equipment from inventory to fixed assets. These items were purchased pre-petition and simply transferred from inventory to assets in use by the Company during the period.

(a)	This number is carried forward from last month’s report. For the first report only, this number will be the balance as of the petition date.
(b)	Fair Market Value is the amount at which fixed assets could be sold under current economic conditions. Book Value is the cost of the fixed assets minus accumulated depreciation and other adjustments.

MOR-9

ATTACHMENT 4A

MONTHLY SUMMARY OF BANK ACTIVITY – OPERATING ACCOUNT

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796- KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

Attach a copy of current month bank statement and bank reconciliation to this Summary of Bank Activity. A standard bank reconciliation form can be found at http://www.usdoj.gov/ust/r21/index.htm. If bank accounts other than the three required by the United States Trustee Program are necessary, permission must be obtained from the United States Trustee prior to opening the accounts. Additionally, use of less than the three required bank accounts must be approved by the United States Trustee.

NAME OF BANK: Wells Fargo Bank, NA	BRANCH: Minneapolis, MN

ACCOUNT NAME: Biovest International, Inc.	ACCOUNT NUMBER: xxxxxxxx0093

PURPOSE OF ACCOUNT:	OPERATING/Merchant Banking

Ending Balance per Bank Statement	$0.00
Plus Total Amount of Outstanding Deposits	$0.00
Minus Total Amount of Outstanding Checks and other debits*	$0.00
Minus Service Charges	$0.00
Ending Balance per Check Register**(a)	$0.00

*	Debit cards are used by None
**	If Closing Balance is negative, provide explanation:

The following disbursements were paid in Cash (do not include items reported as Petty Cash on Attachment 4D: (☐ Check here if cash disbursements were authorized by United States Trustee)

MOR-10

Date	Amount	Payee	Purpose	Reason for Cash Disbursement
11/13/08	$2,676.23	Wells Fargo Bank	Merchant Banking Fees	Bank fees automatically deducted from account

11/14/08	459.63	United Parcel Service	Ground Shipping Fees	Due to credit history, UPS requires ACH payment terms

11/20/08	114.53	Wells Fargo Bank	Monthly Bank Service Charge	Bank fees automatically deducted from account

11/28/08	51,880.67	Biovest Intl, Inc.	Transfer between accts	Account transfer

TRANSFERS BETWEEN DEBTOR IN POSSESSION ACCOUNTS

“Total Amount of Outstanding Checks and other debits”, listed above, includes:

$                             Transferred to Payroll Account

$                             Transferred to Tax Account

(a)	The total of this line on Attachment 4A, 4B and 4C plus the total of 4D must equal the amount ported as “Ending Balance” on Schedule of Receipts and Disbursements (Page MOR-2, Line 7).

MOR-11

ATTACHMENT 5A

CHECK REGISTER – OPERATING ACCOUNT

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796- KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

NAME OF BANK: Wells Fargo Bank, NA	BRANCH: Minneapolis, MN

ACCOUNT NAME: Biovest International, Inc.	ACCOUNT NUMBER: xxxxxxxx0093

PURPOSE OF ACCOUNT:	OPERATING/Merchant Banking

Account for all disbursements, including voids, lost checks, stop payments, etc. In the alternative, a computer generated check register can be attached to this report, provided all the information requested below is included. SEE SEPARATE REGISTER

DATE	CHECK NUMBER	PAYEE	PURPOSE	AMOUNT

			TOTAL	$

MOR-12

ATTACHMENT 4B

MONTHLY SUMMARY OF BANK ACTIVITY – Operating and PAYROLL ACCOUNT

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796- KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

Attach a copy of current month bank statement and bank reconciliation to this Summary of Bank Activity. A standard bank reconciliation form can be found at http://www.usdoj.gov/ust/r21/index.htm.

NAME OF BANK: Wachovia Bank, NA	BRANCH: Jacksonville Beach, FL

ACCOUNT NAME: Biovest Wachovia Operating	ACCOUNT NUMBER: xxxxxxxxx1452

PURPOSE OF ACCOUNT: OPERATING AND PAYROLL

Ending Balance per Bank Statement	$105,191.28
Plus Total Amount of Outstanding Deposits	51,880.67
Minus Total Amount of Outstanding Checks and other debits*	(50,938.49)
Minus Service Charges	—
Ending Balance per Check Register**(a)	$106,133.46

*	Debit cards must not be issued on this account.
**	If Closing Balance is negative, provide explanation:

The following disbursements were paid by Cash: (☐ Check here if cash disbursements were authorized by United States Trustee)

Date	Amount	Payee	Purpose	Reason for Cash Disbursement
11/24/08	$1,500.00	RR Donnelly	Edgarize SEC Form 8-K	Prior payment history required cash prepayment

11/24/08	$134.61	Karen Gott (employee)	Dependent Care Acct Reimbursement	Dependent Care administrator set up to ACH funds from account

11/28/08	$33,556.26	ADP, Inc	401(k) and P/R taxes	ADP set up to automatically w/draw from account

11/25/08	$2,700.00	AutovaxID, Inc.	Loan to 100% owned subsidiary	Cash transfer between bank accounts at Wachovia

11/28/08	$134.61	Karen Gott (employee)	Dependent Care Account Reimbursement	Dependent Care administrator set up to ACH funds from account

11/28/08	$45,000.00	Biovest International, Inc	Transfer funds between accounts	Bank charge for return of item formerly deposited

MOR-13

The following non-payroll disbursements were made from this account: NONE

Date	Amount	Payee	Purpose	Reason for Disbursement from account

(a)	The total of this line on Attachment 4A, 4B and 4C plus the total of 4D must equal the amount reported as “Ending Balance” on Schedule of Receipts and Disbursements (Page MOR-2, Line 7).

MOR-14

ATTACHMENT 5B

CHECK REGISTER – Operating & PAYROLL ACCOUNT

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796- KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

NAME OF BANK: Wachovia Bank, NA	BRANCH: Jacksonville Beach, FL

ACCOUNT NAME: Biovest Wachovia Operating	ACCOUNT NUMBER: xxxxxxxxxx1452

PURPOSE OF ACCOUNT:	OPERATING AND PAYROLL

Account for all disbursements, including voids, lost payments, stop payment, etc. In the alternative, a computer generated check register can be attached to this report, provided all the information requested below is included. SEE SEPARATE REGISTER

DATE	CHECK NUMBER	PAYEE	PURPOSE	AMOUNT

			TOTAL	$

SUMMARY OF TAXES PAID

Payroll Taxes Paid (a)	$28,443.27
Sales & Use Taxes Paid (b)	—
Other Taxes Paid (c)	1.650.00
TOTAL (d)	$30,093.27

MOR-15

ATTACHMENT 4C

MONTHLY SUMMARY OF BANK ACTIVITY – Operating Account

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796-KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

Attach a copy of current month bank statement and bank reconciliation to this Summary of Bank Activity. A standard bank reconciliation form can be found on the United States Trustee website, http://www.usdoj.gov/ust/r21/index.htm.

NAME OF BANK: Wachovia Bank, NA	BRANCH: Jacksonville Beach, FL

ACCOUNT NAME: Biovest Wachovia Operating	ACCOUNT NUMBER: xxxxxxxxxx6679

PURPOSE OF ACCOUNT: OPERATING

Ending Balance per Bank Statement	$—
Plus Total Amount of Outstanding Deposits	$—
Minus Total Amount of Outstanding Checks and other debits*	$—
Minus Service Charges	$—
Ending Balance per Check Register**(a)	$—

*	Debit cards must not be issued on this account.
**	If Closing Balance is negative, provide explanation:

The following disbursements were paid by Cash: (☐ Check here if cash disbursements were authorized by United States Trustee)

Date	Amount	Payee	Purpose	Reason for Cash Disbursement
11/10/08	$159.56	Millipore	Inventory	Vendor requires cash pymt
11/10/08	$326.83	VWR International, Inc	Inventory	Vendor requires cash pymt
11/12/08	$21.00	Wachovia Bank	Bank Fee	Vendor requires cash pymt
11/12/08	$260.99	Wachovia Bank	Bank Fee	Vendor requires cash pymt
11/20/08	$87,603.07	Biovest International, Inc.	Transfer between accts	Transfer between accts

MOR-16

The following non-tax disbursements were made from this account: NONE

Date	Amount	Payee	Purpose	Reason for Disbursement from account

(a)	The total of this line on Attachment 4A, 4B and 4C plus the total of 4D must equal the amount reported as “Ending Balance” on Schedule of Receipts and Disbursements (Page MOR-2, Line 7).

MOR-17

ATTACHMENT 5C

CHECK REGISTER – Operating ACCOUNT

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796-KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

NAME OF BANK: Wachovia Bank, NA	BRANCH: Jacksonville Beach, FL

ACCOUNT NAME: Biovest Wachovia Operating	ACCOUNT NUMBER: xxxxxxxxxxxx6679

PURPOSE OF ACCOUNT: OPERATING

Account for all disbursements, including voids, lost checks, stop payments, etc. In the alternative, a computer-generated check register can be attached to this report, provided all the information requested below is included. SEE SEPARATE REGISTER

DATE	CHECK NUMBER	PAYEE	PURPOSE	AMOUNT

			TOTAL(d)	$

MOR-18

ATTACHMENT 4C

MONTHLY SUMMARY OF BANK ACTIVITY – Payroll Account

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796-KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

Attach a copy of current month bank statement and bank reconciliation to this Summary of Bank Activity. A standard bank reconciliation form can be found on the United States Trustee website, http://www.usdoj.gov/ust/r21/index.htm.

NAME OF BANK: Wachovia Bank, NA	BRANCH: Jacksonville Beach, FL

ACCOUNT NAME: Biovest Wachovia Payroll	ACCOUNT NUMBER: xxxxxxxxxxxxx6682

PURPOSE OF ACCOUNT: Payroll

Ending Balance per Bank Statement	$—
Plus Total Amount of Outstanding Deposits	$—
Minus Total Amount of Outstanding Checks and other debits*	$—
Minus Service Charges	$—
Ending Balance per Check Register**(a	$—

*	Debit cards must not be issued on this account.
**	If Closing Balance is negative, provide explanation:

The following disbursements were paid by Cash: (☐ Check here if cash disbursements were authorized by United States Trustee)

Date	Amount	Payee	Purpose	Reason for Cash Disbursement
11/20/08	132.25	ADP, Inc	Payroll Processing Fees	Vendor requires cash pymt
11/20/08	1,046.52	Biovest International, Inc	Transfer between accts	Transfer between accts

MOR-19

The following non-tax disbursements were made from this account: NONE

Date	Amount	Payee	Purpose	Reason for Disbursement from account

(a)	The total of this line on Attachment 4A, 4B and 4C plus the total of 4D must equal the amount reported as “Ending Balance” on Schedule of Receipts and Disbursements (Page MOR-2, Line 7).

MOR-20

ATTACHMENT 5C

CHECK REGISTER – PAYROLL ACCOUNT

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796-KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

NAME OF BANK: Wachovia Bank, NA	BRANCH: Jacksonville Beach, FL

ACCOUNT NAME: Biovest Wachovia Payroll	ACCOUNT NUMBER: xxxxxxxxxxxx6682

PURPOSE OF ACCOUNT: PAYROLL

Account for all disbursements, including voids, lost checks, stop payments, etc. In the alternative, a computer-generated check register can be attached to this report, provided all the information requested below is included. SEE SEPARATE REGISTER

DATE	CHECK NUMBER	PAYEE	PURPOSE	AMOUNT

			TOTAL(d)	$

SUMMARY OF TAXES PAID

Payroll Taxes Paid (a)	—
Sales & Use Taxes Paid (b)	—
Other Taxes Paid (c)	—
TOTAL (d)	—

(a)	This number is reported in the “Current Month” column of Schedule of Receipts and Disbursements (Page MOR-2, Line 5O).
(b)	This number is reported in the “Current Month” column of Schedule or Receipts and Disbursements (Page MOR-2, Line 5P).
(c)	This number is reported in the “Current Month” column of Schedule of Receipts and Disbursements (Page MOR-2, Line 5Q).
(d)	These two lines must be equal.

MOR-21

ATTACHMENT 4D

INVESTMENT ACCOUNTS AND PETTY CASH REPORT

INVESTMENT ACCOUNTS

Each savings and investment account, i.e. certificates of deposits, money market accounts, stocks and bonds, etc., should be listed separately. Attach copies of account statements.

Type of Negotiable

Instrument	Face Value	Purchase Price	Date of Purchase	Current Market Value
N/A

			TOTAL(a)	$

PETTY CASH REPORT

The following Petty Cash Drawers/Accounts are maintained:

Location of Box/Account	(Column 2) Maximum Amount of Cash in Drawer/ Acct.	(Column 3) Amount of Petty Cash On Hand At End of Month	(Column 4) Difference between (Column 2) and (Column 3)
N/A

		TOTAL(b)	$

For any Petty Cash Disbursements over $100 per transaction, attach copies of receipts. If there are no receipts, provide an explanation

MOR-22

TOTAL INVESTMENT ACCOUNTS AND PETTY CASH (a+b)	$	(c)

(c)	The total of this line on Attachment 4A, 4B and 4C plus the total of 4D must equal the amount reported as “Ending Balance” on Schedule of Receipts and Disbursements (Page MOR-2, Line 7).

MOR-23

ATTACHMENT 6

MONTHLY TAX REPORT

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796-KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

TAXES OWED AND DUE

Report all unpaid post-petition taxes including Federal and State withholding FICA, State sales tax, property tax, unemployment tax, State workmen’s compensation, etc.

Name of Taxing Authority	Date Payment Due	Description	Amount	Date of Last Tax Return Filed	Tax Return Period
N/A
		TOTAL	$

MOR-24

ATTACHMENT 7

SUMMARY OF OFFICER OR OWNER COMPENSATION

SUMMARY OF PERSONNEL AND INSURANCE COVERAGES

Name of Debtor: Biovest International, Inc.	Case Number: 8:08-bk-17796- KRM

Reporting Period beginning November 10, 2008	Period ending November 30, 2008

Report all forms of compensation received by or paid on behalf of the Officer or Owner during the month. Include car allowances, payments to retirement plans, loan repayments, payments of Officer/Owner’s personal expenses, insurance premium payments, etc. Do not include reimbursement for business expenses Officer or Owner incurred and for which detailed receipts are maintained in the accounting records.

Name of Officer or Owner	Title	Payment Description	Amount Paid
Alan M. Pearce	CFO	Salary	7,617.15
Samuel S. Duffey	General Counsel	Salary	6,730.77

PERSONNEL REPORT

	Full Time	Part Time
Number of employees at beginning of period	26	1
Number hired during the period	0	0
Number terminated or resigned during period	0	0
Number of employees on payroll at end of period	26	1

CONFIRMATION OF INSURANCE

List all policies of insurance in effect, including but not limited to workers’ compensation, liability, fire, theft, comprehensive, vehicle, health and life. For the first report, attach a copy of the declaration sheet for each type of insurance. For subsequent reports, attach a certificate of insurance for any policy in which a change occurs during the month (new carrier, increased policy limits, renewal, etc.).

Agent and/or Carrier	Phone Number	Policy Number	Coverage Type	Expiration Date	Date Premium Due
Daniel and Henry Company	(314) 421-1525	3586-11-88	Property, General Liab	03/31/09	End of each calendar qrtr

Daniel and Henry Company	(314) 421-1525	7984-19-90	Commercial Excess & Umbrella	03/31/09	End of each calendar qrtr

Daniel and Henry Company	(314) 421-1525	7499-40-31	Auto	03/31/09	End of each calendar qrtr

Daniel and Henry Company	(314) 421-1525	7173-47-55	Workers Comp	03/31/09	End of each calendar qrtr

Daniel and Henry Company	(314) 421-1525	3586-11-89	Product Liability	03/31/09	End of each calendar qrtr

Daniel and Henry Company	(314) 421-1525	FID3754062 02	Comprehensive Crime	12/31/08	03/31/09

Daniel and Henry Company	(314) 421-1525	94-555-73-36	Employment Practices Liability	10/28/09	End of each month

Daniel and Henry Company	(314) 421-1525	1853099	Directors and Officers	10/28/09	End of each month

See ALSO Accentia Biopharmaceuticals, Inc. Confirmation of Insurance

MOR-25

The following lapse in insurance coverage occurred this month: N/A

Policy Type	Date Lapsed	Date Reinstated	Reason for Lapse

☐	Check here if U. S. Trustee has been listed as Certificate Holder for all insurance policies.

MOR-26

ATTACHMENT 8

SIGNIFICANT DEVELOPMENTS DURING REPORTING PERIOD

Information to be provided on this page, includes, but is not limited to: (1) financial transactions that are not reported on this report, such as the sale of real estate (attach closing statement); (2) non-financial transactions, such as the substitution of assets or collateral; (3) modifications to loan agreements; (4) change in senior management, etc. Attach any relevant documents.

November 24, 2008, Robert Weiss resigned from the Board of Directors of the Company’s parent, Biovest International, Inc.

We anticipate filing a Plan of Reorganization and Disclosure Statement on or before                     .

MOR-27